EMPLOYMENT AGREEMENT
                                     BETWEEN
                                 REMEDENT, INC.
                                       AND
                                  JUDD HOFFMAN

THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made effective as of October 12, 2005 ("Effective Date"), is entered into by and between Remedent, Inc., a Nevada corporation (the "Company"), and Judd D Hoffman (the "Executive"), collectively referred to herein as the "parties."

WHEREAS,  the  Company  wishes  to  employ  the  Executive  to serve as its Vice
President-Worldwide Sales and Operations as well as to perform other lawful duties on behalf of the Company.

NOW, THEREFORE, for and in consideration of the mutual promises and conditions made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

                                    ARTICLE I
                        EMPLOYMENT AND TERM OF EMPLOYMENT

     1.1. Employment and Term. The Company hereby employs Executive to render full-time services to the Company, subject to Section 2.2 of this Agreement, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, upon the terms and conditions set forth below, from the Effective Date of this Agreement until the employment relationship is terminated in accordance with the provisions of this Agreement. This Agreement is for a term of three (3) years from the Effective Date (the "Stated Term") unless renewed or terminated earlier as provided for herein (the "Employment Term").

     1.2 Renewal. This Agreement will be automatically renewed for an additional one (1) year period (without any action by either party) at the end of the Stated Term and on each anniversary thereof ("Renewal Period"), unless one party gives to the other written notice sixty 60 days in advance of the beginning of any of the Renewal Period that this Agreement is to be terminated.

     1.3. Acceptance. Executive hereby accepts employment with the Company and agrees to devote his full-time attention and best efforts to rendering the services described below. The Executive shall accept and follow the reasonable and lawful direction and authority of the Company's Board of Directors ("Board"), Chairman of the Board (Chairman") and Chief Executive Officer ("CEO") in the performance of his duties, and shall comply with all reasonable and lawful existing and future regulations applicable to senior management level employees of the Company and to the Company's business.

     1.4. Termination of Prior Agreements. Upon execution of this Agreement, all prior employment and/or consultant agreements between Executive and the Company or its subsidiaries shall be deemed terminated and there shall be no right to severance or other related benefits thereunder; provided, however, that the foregoing will not apply to any obligation of the Company or any of its subsidiaries to indemnify Executive against any losses, costs, damages or expenses.





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

                                   ARTICLE II
                               DUTIES OF EMPLOYEE

     2.1. General Duties. Executive shall serve as Vice President-Worldwide Sales and Operations. In such capacity, Executive shall do and perform all lawful services, acts, or other things necessary or advisable to manage and conduct the worldwide sales of the Company, including, but not limited to, the supervision, direction and control of the sales force and other employees of the Company, subject to the reasonable and lawful policies and direction of the Chairman, CEO, and/or the Board. To the extent consistent with the Company's Articles of Incorporation, as amended ("Articles") and Bylaws, as amended ("Bylaws"), Executive shall have all powers, duties and responsibilities necessary to carry out his duties, and such other powers and duties as the Chairman, CEO and/or the Board may reasonably and lawfully prescribe consistent with the Company's Articles and Bylaws. Executive shall not become a corporate officer or member of the Board without advance written consent by Executive.

     2.2. Exclusive Services. It is understood and agreed that Executive may not engage in any other business activity during the Employment Term, whether or not for profit or other remuneration, without the prior written consent of the Company in its sole and absolute discretion; provided, however, that the Executive may (i) manage personal and family investments (ii) engage in charitable, philanthropic, educational, religious, civic and similar types of activities to the extent that such activities do not materially interfere with the business of the Company or any affiliate or subsidiary of the Company, or the performance of the Executive's duties under this Agreement and (iii) subject to the approval of the Board, which shall not be unreasonably withheld or delayed, serve as a director or as a member of an advisory board of another business enterprise.

     2.3. Reporting Obligations. In connection with the performance of his duties hereunder, the Executive shall report directly to, and take direction from, the Chairman and the CEO of the Company. In the event that such direction from the Chairman and CEO is materially inconsistent or contradictory on a particular issue, Executive may follow the direction of the Board on such issues.

                                   ARTICLE III
                      COMPENSATION AND BENEFITS OF EMPLOYEE

     3.1. Annual Base Salary. The Company shall pay the Executive salary for the services to be rendered by him during the Employment Term at the rate of two hundred and seventy-five thousand dollars ($275,000) annually (prorated for any portion of a year), subject to increases, if any, as the Board may determine in its sole discretion after periodic review of the Executive's performance of his duties hereunder not less frequently than annually. Such base salary shall be payable in periodic installments in accordance with the terms of the Company's regular payroll practices in effect from the time during the term of this Agreement, but in no event less frequently than once each month.

     3.2. Annual Cost of Living Increase. Executive's Annual Base Salary provided for in Section 3.1 of this Agreement shall be increased to reflect the increase in the cost of living in the Los Angeles MSA in an amount equal to the percentage increase in the Consumer Price Index for the Los Angeles MSA on each anniversary of the Effective Date as published by the United States Department of Labor, Bureau of Labor Statistics.

     3.3. Bonuses. In addition to the Annual Base Salary provided for in Section
3.1 and adjusted as provided for in Section 3.2 of this Agreement and other benefits provided to Executive hereunder, Company shall also pay the following bonuses to Executive: Bonuses of twenty-five thousand dollars ($25,000) each quarter shall be paid by Company to Executive within thirty (30) days of the close of each calendar quarter (prorated for any portion of a calendar quarter) based upon Executive's attainment of reasonable and lawful objectives during each calendar quarter during the Employment Term. Such objectives shall be established by the Board in good faith and delivered to Executive in writing within thirty (30) days of the Effective Date and thirty (30) days prior to each quarter which the performance objectives and milestones are to apply.



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

     3.4. Expenses. The Company shall pay or reimburse the Executive for all reasonable, ordinary and necessary business expenses actually incurred or paid by the Executive in the performance of Executive's services under this Agreement in accordance with the expense reimbursement policies of the Company in effect from time to time during the Employment Term, no later than fifteen (15) days following Executive's presentation of proper expense statements or vouchers or such other written supporting documents as the Company may reasonably require.

     3.5. Vacation. The Executive shall be entitled to four (4) weeks paid vacation for each calendar year (prorated for any portion of a year, as applicable). Notwithstanding anything to the contrary in this Agreement, vacation time shall cease to accrue beyond eight (8) weeks at any given time during the Employment Term, and vacation time shall again accrue up to the maximum when Executive uses up vacation time to drop the vacation accrual below the maximum.

     3.6. General Employment Benefits. Except where expressly provided for herein, the Executive shall be entitled to participate in, and to receive the benefits under, any pension, health, medical, life, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans that the Company makes available generally to its employees, and any such benefits and/or levels of benefits available to senior management of the Company, as the same may be in effect from time to time during the Employment Term.

     3.7. Stock Options. On the Effective Date, the Executive is herby granted four hundred thousand (400,000) undiluted options under the Company's 2004 Incentive and Nonstatutory Stock Option Plan (the "2004 Option Plan"). The options will be priced at $4.00 per share, being the Company's share price at the close of business on the date the parties executed this Agreement. One third of the options shall vest on the last day of the first, second, and third years of the Employment Term resulting in one hundred percent (100%) vesting on the end of the third year of the Employment Term. The options shall have a term of no less than five (5) years from the date of each vesting within which they must be exercised and shall be subject to other standard terms and conditions under the applicable stock option plan of the Company, and shall contain standard anti-dilution language and have a provision for cashless exercise. All of the foregoing options shall be undiluted as of the date of the Effective Date. If the number of outstanding shares of Company stock are increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Company stock subject to any options granted to Executive under this Agreement, or in any future grant of options, shall be deemed proportionately adjusted. Such adjustment shall not change the aggregate purchase price applicable to the unexercised portion of the options but shall have a proportionate adjustment in the price for each share covered by the option.

     3.8. Location; Travel. In connection with his employment during the Employment Term, unless otherwise agreed by the Executive in writing, the Executive will be based in the Los Angeles Metropolitan Area... Executive will undertake reasonable business travel on behalf of the Company, the reasonable expenses of which will be paid by the Company pursuant to Section 3.4 of this Agreement.



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

                                   ARTICLE IV
                            TERMINATION OF EMPLOYMENT

     4.1. Termination. The Employment Term may be terminated earlier as provided for in this Article IV, or extended as set forth herein. In the event of any termination, in addition to any other obligations of Company set forth below (e.g., Severance Benefits), Company shall pay Executive (or the designated beneficiary as provided in Section 6.8 below, or the estate or personal representative of Executive ) shall be promptly provided with: (a) any accrued but unpaid salary, accrued but unused vacation time, un-reimbursed expenses which otherwise would be reimbursed in the normal course and vested benefits under any of the Company's benefit plans in which the Executive and/or his dependents or beneficiaries are participants or otherwise eligible for such benefits; (b) any quarterly or other bonus previously declared but not yet paid; and (c) any other amounts due to Executive pursuant to this Article IV.

     4.2. Termination by Company for Cause. The Company reserves the right to terminate the Employment Term for cause upon: (a) Executive's willful and continued failure to substantially perform his duties with the Company (other than such failure resulting from his incapacity due to physical or mental illness); (b) Executive's willful engagement in gross misconduct in connection with Executive's work for Company, as determined by the Board in good faith, which is materially and demonstrably injurious to the Company; (c) Executive's willful breach of a material term of this Agreement, or (d) Executive's conviction of a felony, or an act of fraud against the Company or its affiliates; provided, however, the Company may not terminate the Executive's employment for cause unless the Company has first provided Executive with written notice, specifying in detail the act or acts alleged to constitute cause and the Board's good faith investigation thereof, and provided the Executive with a period of not less than thirty (30) calendar days to cure the failure in the manner specified in such notice. Upon a termination for cause, Executive shall not be entitled to any Severance Benefits (as defined below) and all stock options of the Company granted to Executive which have not vested shall be canceled upon termination for cause.

     4.3. Termination by Company Without Cause. Notwithstanding anything to the contrary in this Agreement, the Company reserves the right to terminate the Employment Term at any time upon sixty (60) days' advance written notice to Executive, without cause, subject to the express terms and provisions set forth in Sections 4.5 and 4.6 of this Agreement.

     4.4. Voluntary Termination by Executive. Notwithstanding anything to the contrary in this Agreement, Executive may terminate this Agreement at any time upon sixty (60) days advance written notice to the Company, subject to the terms and provisions below.

     Except  in the case of a  termination  for "good  reason",  as set forth in
Section 4.6 of this Agreement, the Company shall not be obligated to pay any Severance Benefits to Executive if Executive terminates this Agreement pursuant to this Section 4.4 of this Agreement. Except that Executive will vest options on a pro-rata basis for employment of less than the entire year or vesting period.

     4.5. Severance Benefits. If in the event that during the Employment Term is terminated by the Company "without cause" (as set forth in Section 4.3 of this Agreement), or Executive terminates his employment for "good reason" (as set forth in Section 4.6 of this Agreement), Company shall provide Executive (or the designated beneficiary, as provided in Section 6.8 below, or the estate or personal representative of Executive) "Severance Benefits" as follows: (a) a cash payment equal to nine (9) months of Executive's annual base salary as provided for in Section 3.1 of this Agreement, or Executive's then current rate of compensation, whichever is greater paid in nine (9) equal monthly installments, less any taxes that must be withheld; and (b) any portion of any of stock options granted by Company to Executive pursuant to Section 3.7 or otherwise ("Options") that have not then vested shall immediately vest pro-rata as of the date Executive's employment with Company terminates. For purposes of



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

this Section, the term "pro-rata" means the number of months or portion thereof, exhausted in the current contract year of Executive's employment including the sixty (60) day notice period required by this Agreement, divided by twelve (12) months. For example, if Company gives sixty (60) days notice of termination of Executive's employment without cause that will be effective upon a date that is seven (7) months into the first year of employment, then seven-twelfths (7/12) of the options otherwise eligible for vesting that year will fully vest as of the date of termination of employment. All vested options shall be exercisable until and including ninety (90) days after the termination.

     4.6. Termination by Executive for Good Reason. The Executive may terminate the Employment Term for "good reason" after giving the Company written notice thereof, if the Company shall have failed to cure the event or circumstance constituting "good reason" within ten (10) business days after receiving such notice. Good reason shall mean the occurrence of any of the following without the written consent of the Executive: (a) the assignment to the Executive of duties inconsistent with this Agreement or a change in his reporting obligations, positions, titles or authority; (b) any failure by the Company to comply with Article III hereof in any material way; (c) the failure of the Company to comply with and satisfy Section 6.2 of this Agreement; (d) a Change of Control (as defined in Section 4.7 of this Agreement) or a termination by Employee following the commencement of any discussion with a third person that ultimately results in a Change in Control; (e) the relocation of the principal place where the Executive regularly performs services for the Company outside of the Los Angeles Metropolitan Area; (f) at any time after the Company has notified the Executive pursuant to Section 1.2 of this Agreement that the Company does not intend to renew the Agreement and the Executive's employment at the end of the Employment Term, including any previous renewals, rather than to allow the Agreement automatically to renew; (g) any material breach of this Agreement by the Company; or (h) any misrepresentation by Company to any government or other violation of law. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting "good reason" hereunder.

     4.7. Change of Control. In the event that during the Employment Term the Executive is terminated by the Company or the Executive terminates his employment for "good reason," as set forth in Section 4.6 of this Agreement, within twelve (12) months following a "change of control" (as defined below) occurs after the Effective Date (a "Change of Control Termination"), the Executive shall promptly be paid (i) any accrued but unpaid salary, accrued but unused vacation time, un-reimbursed expenses which otherwise would be reimbursed in the normal course and vested benefits under any of the Company's benefit plan in which the Executive is a participant, (ii) any bonus previously declared but not yet paid, and (iii) a cash payment equal to nine (9) months of Executive's annual base salary as provided for in Section 3.1 of this Agreement, paid in nine (9) equal monthly installments, less any taxes that must be withheld. In addition, upon a Change of Control Termination, any portion of any of the Options granted but unvested shall be forfeited and the Executive shall have no rights thereunder. Vesting for the purposes of this clause will be on a pro-rata basis, in that if the Executive had worked for a partial year the pro-rata amount will vest. A "Change in Control Termination" will also include a termination of the Executive by the Company without cause or a termination by the Executive of his employment for "good reason," as set forth in Section 4.6 of this Agreement, in either case, following the commencement of any discussion with a third person that ultimately results in a "change in control" (as defined below).

     For purposes of this Agreement, a "change of control" shall mean an event involving one transaction or a series of related transactions in which (a) the Company issues securities representing more than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("the "Exchange Act"), or any successor provision) of the outstanding voting power of the then outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of the Company to any individual, firm, partnership, or other entity, including a "group" within the meaning of Section 13(d)(3) of the Exchange Act;


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


(b) the Company issues securities representing more than fifty percent (50%) voting stock of the Company in connection with a merger, consolidation or other business combination (other than for purposes of reincorporation); (c) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a reincorporation); (d) more than fifty percent (50%) of the Company's Voting Stock, consolidated assets or earning power are sold or transferred; or (e) the Board of the Company determines, in its sole and absolute discretion, that there has been a change in control of the Company; provided, however, that clauses
(b), (c) and (d), above, will constitute a "change in control" only if all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such merger, consolidation or other business combination or sale or transfer of earning power or assets (each, a "Business Combination") beneficially own less than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's earning power or assets either directly or through one or more subsidiaries).

     4.8. Disability. If Executive becomes permanently and totally disabled, this Agreement shall be terminated. Executive shall be deemed permanently and totally disabled if he is unable to engage in the activities required by this Agreement by reason of any medically determinable physical or mental impairment, as confirmed by three independent physicians, which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Upon termination due to disability, any portion of any of the Options granted to the Executive that is not then vested shall vest and all Options shall be exercisable by Executive until ninety (90) days after the termination. This Section 4.8 will not limit the entitlement of the Executive to any other rights or benefits then available to the Executive under any plan or program of the Company or under applicable law.

     4.9. Death. If Executive dies during the Employment Term, the Employment shall be terminated on the last day of the calendar month of his death and any portion of any of the Options granted to the Executive that is not then vested shall become vested and all Options shall be exercisable by the designated beneficiary, as provided in Section 6.8 below, the estate or personal representative of Executive until ninety (90) days after death. This Section 4.9 will not limit the entitlement of the Executive's estate, personal representative or beneficiaries to any death or other benefits then available to the Executive under any life insurance, stock ownership, stock options, or other benefit plan or policy that is maintained by the Company for the Executive's benefit.

     4.10. Effect of Termination. Except as expressly provided for in this Agreement, the termination of employment shall not impair any obligation that accrued prior to termination, nor shall it excuse the performance of any obligation which is required or contemplated hereunder to be performed after termination, and any such obligation shall survive the termination of employment and this Agreement.

                                    ARTICLE V
                          COVENANTS AND REPRESENTATIONS

     5.1. Unfair and Non-Competition. The Executive acknowledges that he will have access at the highest level to, and the opportunity to acquire knowledge of, the Company's customer lists, customer needs, business plans, trade secrets and other confidential and proprietary information from which the Company may derive economic or competitive advantage, and that he is entering into the covenants and representations in this Article V in order to preserve the goodwill and going concern value of the Company, and to induce the Company to enter into this Agreement. The Executive agrees not to compete with the Company or to engage in any unfair competition with the Company during the Employment Term. For purposes of this Agreement, the phrase "compete with the Company," or the substantial equivalent thereof, means that Executive, either alone or as a partner, member, director, employee, shareholder or agent of any other business, or in any other individual or representative capacity, directly or indirectly



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owns, manages, operates, controls, or participates in the ownership, management, operation or control of, or works for or provides consulting services to, or permits the use of his name by, or lends money to, any business or activity which is or which becomes, at the time of the acts or conduct in question, directly or indirectly competitive with the development, financing and/or marketing of the products, proposed products or services of the Company. During the Employment Term, Executive shall not directly or indirectly acquire any stock or interest in any corporation, partnership, or other business entity that competes, directly or indirectly, with the business of the Company without obtaining the prior written consent of the Company. Notwithstanding the foregoing, this Section 5.1 shall not apply to the ownership or acquisition of stock or an interest representing less than a 5% beneficial interest in a corporation that is obligated to file reports with the Securities and Exchange Commission pursuant to the Exchange Act.

     In addition, Executive and the Company each agree to treat each other respectfully and professionally and Executive and Company agrees not disparage each other (or the Company's party's officers or directors) in any manner likely to be harmful to each other or its business, business reputation or personal reputation. Furthermore, the Executive and company agrees not to interfere with any of the Company's contractual obligations.

     5.2. Confidential Information. During the Employment Term and thereafter, Executive agrees to keep secret and to retain in the strictest confidence all material confidential matters which relate to the Company or its "affiliate" (as that term is defined in the Exchange Act), including, without limitation, customer lists, client lists, trade secrets, pricing lists, business plans, financial projections and reports, business strategies, internal operating procedures, and other confidential business information from which the Company derives an economic or competitive advantage, or from which the Company might derive such advantage in its business whether or not it is labeled "secret" or "confidential" or some similar term, and not to intentionally disclose any such information to anyone outside of the Company, whether during or after the Employment Term, except in connection with pursuing in good faith the interests and business of the Company. The foregoing restrictions and obligations under this Section 5.2 will not apply: (a) to any confidential information that is or becomes generally available to the public or generally known to persons engaged in businesses similar to or related to that of the Company, other than as a result of an unauthorized disclosure by Executive; (b) if the Executive is required by law to make disclosure; or (c) the disclosure to any director of the Company. The Company may waive application of the foregoing restrictions and obligations in its sole discretion from time to time. The Executive will use only such confidential information for purposes of performing its duties under this Agreement.

     5.3. Non-Solicitation of Customers. During the Employment Term, the Executive will have access to confidential records and data pertaining to the Company's customers, their needs, and the relationship between the Company and its customers. Such information is considered secret and is disclosed during the Employment Term in confidence. Accordingly, during the Employment Term and for a period of nine (9) months thereafter, Executive and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, directly or indirectly: (a) solicit for a competitive purpose, interfere with, induce or entice away any person or entity that is or was a client, customer or agent of the Company or its affiliates (as the term "affiliate" is defined in the Exchange Act); or (b) in any manner persuade or attempt to persuade any such person or entity (A) to discontinue its business relationship with the Company or its affiliates, or (B) to enter into a business relationship with any other entity or person the loss of which the Executive should reasonably anticipate would be detrimental to the Company or its affiliates in any respect.

     5.4. Non-Solicitation of Employees. The Executive and any entity controlled by him or with which he is associated (as the terms "control" and "associate" are defined in the Exchange Act) shall not, during the Employment Term and for a term of eighteen (18) months thereafter, directly or indirectly solicit, interfere with, offer to hire or induce any person who is or was an officer or employee of the Company or any affiliate (as the term "affiliate" is defined in the Exchange Act) (other than secretarial personnel) to discontinue his or her relationship with the Company or an affiliate of the Company, in order to accept employment by, or enter into a business relationship with, any other entity or person. (These acts are hereinafter referred to as the "prohibited acts of solicitation.") The foregoing restriction, however, shall not apply to any business with which Executive may become associated after the Employment Term.

     5.5. Return of Property. Upon termination of employment, and at the request of the Company, the Executive agrees to promptly deliver to the Company all Company or affiliate memoranda, notes, records, reports, manuals, drawings, designs, computer files in any media, and any other documents (including extracts and copies thereof) relating to the Company or its affiliates, and all other property of the Company. Upon termination, the Executive shall cease to use all such materials and information set forth under Section 5.2.

     5.6. Inventions. All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by the Executive, either alone or with others, during the Employment Term, whether or not conceived or developed during Executive's working hours, and with respect to which the equipment, supplies, facilities or trade secret information of the Company was used, or that relate at the time of conception or reduction to practice of the invention to the business of the Company, or to the Company's actual or demonstrably anticipated research or development, or that result from any work performed by Executive for the Company, shall be the sole property of the Company. Upon the request of the Company, Executive shall disclose to the Company all inventions or ideas conceived during the Employment Term, whether or not the property of the Company under the terms of this provision, provided that such disclosure shall be received by the Company in confidence. Upon the request of the Company, Executive shall execute all documents, including patent applications and assignments, required by the Company to establish the Company's rights under this provision.

     5.7. Representations. The Executive represents and warrants to the Company that he has full power and authority to enter into this Agreement and perform his duties hereunder, and that he has no outstanding agreement, whether oral or written or any obligation that is or may be in conflict with any of the provisions of this Agreement or that would preclude Executive from complying with the provisions of this Agreement, including but not limited to any such arrangement with Discus Dental; and the performance of his duties shall not result in a breach of, or constitute a default under, any agreement , whether oral or written, including, without limitation, any restrictive covenant or confidentiality agreement, to which he is a party or by which he may be bound, including but not limited to any such agreement with Discus Dental. Executive further represents and warrants that he has not misappropriated any confidential information and/or trade secrets of any third party that he intends to use in the performance of his duties under this Agreement. Company and the individual signing this Agreement on behalf of Company each represent and warrant that they each have full power and authority to enter into this Agreement, that there are no agreements whether oral or written, or legal requirements, that conflict with any provisions of this Agreement, and that the performance of this Agreement shall not result in a breach of, or constitute a material default, under, any such agreement or legal requirement.

     5.8.     Indemnities.

     (a) Executive-Executive shall indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities which arise out of any breach of Executive's representations and warranties set forth in Section 5.7 of this Agreement as determined in a court of law and made part of a final judgment after exhaustion of, or the time has lapsed for, any appeal thereof.

     (b) Company- shall defend, indemnify and hold Executive harmless from and against any losses, claims, damages or liabilities which arise out of any: (a) action or inaction taken or not taken by him in the ordinary course of Company's business or as directed by the Chairman, CEO or the Board; and (b) any legal action taken by Discus Dental or its affiliates (e.g., claims for unfair competition, etc. unless a court of law determines that Executive has breached the Executive's representations and warranties set forth in Section 5.7 of this Agreement as part of a final judgment after exhaustion of, or the time has lapsed for, any appeal thereof

     5.9. Non-Payment Upon Non-Compliance. Should Executive breach any one of the covenants set forth in this Article V, the Company shall have no obligation to make the payments or to provide Executive the benefits described in Sections
4.5 above, in addition to all other rights and remedies the Company may have available at law or in equity. The Company shall provide written notice to Executive, fifteen (15) days prior to an expected payment, of the breach of a covenant and the ensuing non-payment thereof; provided, however, that if the Company learns of the breach without sufficient time to provide fifteen (15) days notice, the Company shall provide written notice as soon thereafter as practicable.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     6.1. Notices. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

         To the Executive:          Judd Hoffman
                                    702 North Juanita Ave
                                    Redondo Beach, CA
                                    90277 USA
                                    Facsimile: (310) 379-8732

         With a copy to:            Mark E. Terman
                                    Reish Luftman Reicher & Cohen
                                    11755 Wilshire Blvd., Tenth Floor
                                    Los Angeles, CA  90025
                                    Facsimile:  (310) 478-5831

         To the Company:            Board of Directors
                                    Remedent, Inc.
                                    Xavier de Cocklaan 42
                                    9831 Deurle, Belgium
                                    Facsimile: 011-32-9-321-7090

         With a copy to:            Scott E. Bartel
                                    Bullivant|Houser|Bailey PC
                                    1331 Garden Highway, Suite 300
                                    Sacramento, CA  95833
                                    Facsimile (916) 442-3442

     6.2. No Assignment, In General. Except as provided below, this Agreement, and the rights and obligations of the parties, may not be assigned by either party without the prior written consent of the other party.

     6.3. Entire Agreement. This Agreement and the documents delivered pursuant hereto supersedes any and all other agreements or understandings of the parties, either oral or written, with respect to the employment of the Executive by the Company, and contains the complete and final agreement and understanding of the parties with respect thereto. The Executive acknowledges that no representation, inducements, promises, or agreements, oral or otherwise, have been made by the Company or any of its officers, directors, employees or agents, which are not expressed herein, and that no other agreement shall be valid or binding on the Company.

     6.4. Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto.

     6.5. Withholding Taxes. All amounts payable under this Agreement to Executive, whether such payment is to be made in cash or other property, including without limitation stock of the Company, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the good faith determination of the Company, and the Executive agrees to report all such amounts on his personal income tax returns and for all other purposes, as called for.

     6.6. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remaining provisions and terms of this Agreement shall not be affected by such judgment, and this Agreement shall be carried out as nearly as possible according to its original terms and intent and, to the full extent permitted by law, any provision or restrictions found to be invalid shall be amended with such modifications as may be necessary to cure such invalidity, and such restrictions shall apply as so modified, or if such provisions cannot be amended, they shall be deemed severable from the remaining provisions and the remaining provisions shall be fully enforceable in accordance with law.

     6.7. Effect of Waiver. The failure of either party to insist on strict compliance with any provision of this Agreement by the other party shall not be deemed a waiver of such provision, or a relinquishment of any right thereunder, or to affect either the validity of this Agreement, and shall not prevent enforcement of such provision, or any similar provision, at any time.

     6.8. Designation of Beneficiary. If the Executive shall die before receipt of all payments and benefits to which he is entitled under this Agreement, payment of such amounts or benefits in the manner provided herein shall be made to such beneficiary as he shall have designated in writing filed with the Secretary of the Company or, in the absence of such designation, to his estate or personal representative.

     6.9. Attorneys Fees. In any proceeding brought to enforce any provision of this Agreement, or to seek damages for a breach of any provision hereof, or when any provision hereof is validly asserted as a defense, the prevailing party will be entitled to receive from the other party all reasonable attorney's fees and costs in connection therewith.

     6.10. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles. The venue for any lawsuit between the parties shall be in a court located in Los Angeles County, California.



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


     6.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which, shall be deemed to be an original, but all of which together shall constitute one and the same instrument. For the purpose of proving the authenticity of this Agreement, facsimile signature shall be treated the same as original signatures.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

COMPANY:                                   REMEDENT, INC.


                                           By: /s/ Robin List
                                               ---------------------------
                                               Robin List, President


EXECUTIVE:                                     /s/ Judd D Hoffman
                                               ---------------------------
                                               Judd D Hoffman